Exhibit 8.1

WARNER NORCROSS & JUDD LLP
ATTORNEYS AT LAW

GEORGE L. WHITFIELD
WALLSON G. KNACK
CHARLES E. MCCALLUM
JEROME M. SMITH
JOHN D. TULLY
WILLIAM K. HOLMES
JOHN H. LOGIE
DONALD J. VELDMAN
I. JOHN SNIDER, II
JACK B. COMBS
JOSEPH F. MARTIN
JOHN R. MARQUIS
JOHN H. MARTIN
JAMES H. BREAY
ROBERT H. SKILTON III
ERNEST M. SHARPE
VERNON P. SAPER
HUGH H. MAKENS
GORDON R. LEWIS
ROBERT J. CHOVANEC
PETER L. GUSTAFSON
J.A. CRAGWALL, JR.
STEPHEN R. KRETSCHMAN
W. MICHAEL VAN HAREN
MICHAEL L. ROBINSON
EUGENE E. SMARY
DOUGLAS E. WAGNER
ROBERT W. SIKKEL
JEFFREY O. BIRKHOLD
TIMOTHY HILLEGONDS
JOHN G. CAMERON, JR.
JOHN H. MCKENDRY, JR.
PAUL T. SORENSEN
CARL W. DUFENDACH
STEPHEN C. WATERBURY
RODNEY D. MARTIN
RICHARD E. CASSARD
ALEX J. DEYONKER
CHARLES E. BURPEE
JOHN D. DUNN
WILLIAM W. HALL
BRUCE C. YOUNG
SHANE B. HANSEN
F. WILLIAM MCKEE
LOUIS C. RABAUT

PAUL R. JACKSON
DOUGLAS A. DOZEMAN
JOHN V. BYL
JANET P. KNAUS
KATHLEEN M. HANENBURG
WILLIAM R. JANSEN
CRAIG N. MEURLIN
TRACY T. LARSEN
SUE O. CONWAY
CAMERON S. DELONG
JEFFREY B. POWER
SCOTT D. HUBBARD
STEPHEN B. GROW
RICHARD L. BOUMA
DANIEL R. GRAVELYN
ROBERT J. JONKER
DEVIN S. SCHINDLER
MICHAEL H. SCHUBERT
VALERIE P. SIMMONS
WILLIAM C. FULKERSON
ANTHONY J. KOLENIC, JR.
JAMES MOSKAL
MARK K. HARDER
JEFFREY S. BATTERSHALL
JEFFREY A. OTT
MARTHA W. ATWATER
JUDITH LOWITZ ADLER
RODRICK W. LEWIS
KEVIN G. DOUGHERTY
MELVIN G. MOSELEY, JR.
JAMES J. RABAUT
TIMOTHY L. HORNER
R. PAUL GUERRE
LOREN M. ANDRULIS
SUSAN GELL MEYERS
GORDON J. TOERING
JEFFREY D. PLOPA
R. SCOTT KELLER
FREDRIC A. SMITH
KENNETH W. KINGMA
JAMES J. STEFFEL
KENNETH W. VERMEULEN
NORBERT F. KUGELE
MARK J. WASSINK
DENNIS J. DONOHUE

900 OLD KENT BUILDING
111 LYON STREET, N.W.
GRAND RAPIDS, MICHIGAN 49503-2487
TELEPHONE (616) 752-2000
FAX (616) 752-2500

400 TERRACE PLAZA
P.O. BOX 900
MUSKEGON, MICHIGAN 49443-0900
TELEPHONE (231) 727-2600
FAX (231) 727-2699

300 CURTIS CENTER
170 COLLEGE AVENUE
HOLLAND, MICHIGAN 49423-2920
TELEPHONE (616) 396-9800
FAX (616) 396-3656

2000 TOWN CENTER, SUITE 2700
SOUTHFIELD, MICHIGAN 48075-1318
TELEPHONE (248) 784-5000
FAX (248) 784-5005

WWW.WNJ.COM

October 27, 2000

WELDON H. SCHWARTZ
MARK E. BROUWER
KAREN J. VANDERWERFF
RHONDA L. ROSS
WILLIAM P. DANI
ANDREW D. HAKKEN
ANDREA J. BERNARD
LORI L. GIBSON
MOLLY E. MCFARLANE
MICHAEL P. LUNT
CARIN L. OJALA
DANIEL K. DEWITT
MICHAEL K. MOLITOR
MELISSA N. COLLAR
GERARDYNE M. DROZDOWSKI
ROBERT A. DUBAULT
EDWARD J. BARDELLI
DANIEL P. ETTINGER
JAMES L. SCOTT II
STEVEN D. JOHNSON
CHRISTOPHER J. PREDKO
BRIAN J. MASTERNAK
CHRISTIAN E. MEYER
DEAN F. PACIFIC
GREGORY E. SCHMIDT
JARON J. NYHOF
AMY O'MEARA CHAMBERSV JOSEPH A. KUIPER
JOHN J. BURSCH
ANGELA M. JENKINS
ERIN M. MAGLEY
DAVID I. SCHRODT
MICHAEL G. BRADY
CHRISTOPHER R. UZPEN
BRIAN M. ANDREW
JAMES A. KROGER
GREGORY P. BONDARENKO
DAVID L. SKIDMORE
MARK B. PERIARD
KIMBERLY L. THOMAS
ANDREW C. SHIER
RACHEL L. RUBENFAER

KURT D. JOHANSEN
NATHANIEL R. WOLF
KURT S. BAUER
MARK E. SPITZLEY
STEPHEN J. WOLMA
MARCO G. DE SANTO
BRIAN M. KUBICKI
BRIGETTE L. HALSETH
RUSSELL D. AMBROSE
AMY M. BALZA

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         COUNSEL
JOSEPH M. SWEENEY
JERRY D. HANSCUM
DEBORAH M. SCHNEIDER

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OF COUNSEL
LAWSON E. BECKER
CONRAD A. BRADSHAW
HAROLD F. SCHUMACHER
CHARLES C. LUNDSTROM
THOMAS R. WINQUIST
PAUL K. GASTON
R. MALCOLM CUMMING
ROGER H. OETTING
ROGER M. CLARK

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DAVID A. WARNER
1883-1966
GEORGE S. NORCROSS
1889-1960
SIEGEL W. JUDD
1895-1982

Chemical Financial Corporation 333 East Main Street Midland, Michigan 48460	Shoreline Financial Corporation 823 Riverview Drive Benton Harbor, Michigan 49022

                    You have requested our opinion regarding the federal income tax consequences of the proposed affiliation of Shoreline Financial Corporation ("Shoreline") with Chemical Financial Corporation ("Chemical") through the proposed merger (the "Merger") of Shoreline into Chemical under the terms of an Agreement and Plan of Merger dated as of August 21, 2000, (the "Merger Agreement"), between Chemical and Shoreline. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

                    Shoreline will be merged into Chemical under the laws of the state of Michigan in accordance with the Merger Agreement. In the Merger, all of the issued and outstanding shares of Shoreline Common Stock will be converted into shares of Chemical Common Stock.

                    This opinion is based upon facts regarding the Merger as described in the Prospectus and Joint Proxy Statement contained in the Registration Statement, and on the following assumptions:

          1.          The boards of directors of Chemical and Shoreline believe that the affiliation of Shoreline and Chemical will assist each corporation to be able to serve its customers and communities better and provide a broader array of products and services that will be more competitive with other financial services providers in Michigan.

          2.          The Merger will be consummated in accordance with the terms of the Merger Agreement and none of the material terms and conditions of the Merger Agreement will have been waived or modified and neither Chemical nor Shoreline has any plan to waive or modify any such term or condition.

          3.         The fair market value of the Chemical Common Stock to be received by each Shoreline shareholder will be approximately equal to the fair market value of the Shoreline Common Stock surrendered in the Merger.

          4.          Neither Chemical nor any person related to Chemical (as defined in Section 1.368-1(e)(3) of the Treasury Regulations (the "Regulations")) has any plan or intention to acquire or redeem any of the Chemical Common Stock issued in the transaction, either directly or through any transaction, agreement or arrangement with any other person. Neither Shoreline nor any person related to Shoreline (within the meaning of Section 1.368-1(e)(3) of the Regulations without regard to Section 1.368-1(e)(3)(i)(A) of the Regulations) has acquired or redeemed any of the Shoreline Common Stock in connection with the Merger either directly or through any transaction, agreement or arrangement with any other person or made any distributions with respect to the Shoreline Common Stock (other than regular, normal dividends).

          5.          Chemical has no plan or intention to sell or otherwise dispose of any of the assets of Shoreline acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

WARNER NORCROSS & JUDD LLP

Chemical Financial Corporation
October 27, 2000

          6.          The liabilities of Shoreline to be assumed by Chemical and the liabilities to which the assets of Shoreline to be transferred are subject were incurred by Shoreline in the ordinary course of its business.

          7.          Following the transaction, Chemical will continue the historic business of Shoreline or use a significant portion of Shoreline's historic business assets in a business.

          8.          Each of Chemical, Shoreline, and the shareholders of Shoreline will pay their respective expenses, if any, incurred in connection with the transaction.

          9.          There is no intercorporate indebtedness existing between Chemical and Shoreline that was issued, acquired, or will be settled at a discount.

          10.          No party to the transaction is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          11.          Chemical does not own, nor has it owned during the past five years, any shares of the stock of Shoreline.

          12.          On the date of the transaction, the fair market value of the assets of Shoreline will exceed the sum of the liabilities assumed by Chemical plus the amount of liabilities, if any, to which the assets are subject.

          13.          Shoreline is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          14.          None of the compensation received by any shareholder-employees of Shoreline will be separate consideration for or allocable to, any of their shares of Shoreline Common Stock; none of the shares of Chemical Common Stock received by any shareholder-employees of Shoreline will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          15.          The payment of cash to Shoreline shareholders in lieu of fractional shares of Chemical Common Stock will not be separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares.

                    Based on the facts and assumptions set forth above, and subject to the limitations and conditions identified in this opinion, it is our opinion that the Merger of Shoreline with and into Chemical would give rise to the following federal income tax consequences under the Code:

          1.          The Merger of Shoreline with and into Chemical will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and Chemical and Shoreline will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

WARNER NORCROSS & JUDD LLP

Chemical Financial Corporation
October 27, 2000

          2.          The basis of the Shoreline assets in the hands of Chemical will be the same as the basis of those assets in the hands of Shoreline immediately prior to the Merger.

          3.          No gain or loss will be recognized by Chemical upon the receipt by Chemical of the assets of Shoreline in exchange for the Chemical Common Stock and the assumption by Chemical of the liabilities of Shoreline.

          4.          The holding period of the assets of Shoreline in the hands of Chemical will include the holding period during which such assets were held by Shoreline.

          5.          No gain or loss will be recognized by the shareholders of Shoreline upon receipt of Chemical Common Stock in exchange for all of their shares of Shoreline Common Stock, except to the extent of any cash received in lieu of a fractional share of Chemical Common Stock.

          6.          The basis of the Chemical Common Stock (including fractional share interests) to be received by shareholders of Shoreline will, in each instance, be the same as the basis of the respective shares of Shoreline Common Stock surrendered in exchange therefor.

          7.          The holding period of the Chemical Common Stock to be received by shareholders of Shoreline will, in each instance, include the period during which the Shoreline Common Stock surrendered in exchange therefor was held, provided that the Shoreline Common Stock was, in each instance, held as a capital asset in the hands of the shareholder of Shoreline at the Effective Time.

                    We express no opinion about the tax treatment of the Merger under other provisions of the Code and regulations or about the tax treatment of any conditions existing at the time of, or the effects resulting from, the Merger that are not specifically covered above.

                   We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

                   This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601 of Regulation S-K, may be relied upon only by you and the Commission and may not be used, quoted or referred to or filed for any other purpose without our prior written permission.

WARNER NORCROSS & JUDD LLP
By: /s/Stephen R. Kretschman
Stephen R. Kretschman, a Partner